Exhibit 99.2

For Immediate Release

WMI LIQUIDATING TRUST FILES APPLICATION TO CLOSE CHAPTER 11 CASE

SEATTLE, November 18, 2019 – On November 14, 2019, WMI Liquidating Trust (the “Liquidating Trust”), formed pursuant to the confirmed Seventh Amended Joint Plan of Affiliated Debtors under Chapter 11 of the United States Bankruptcy Code (as modified, the “Plan”) of Washington Mutual, Inc., filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) an application (the “Application”) for the entry of an order (the “Order”) authorizing the closing of the Debtors’ chapter 11 cases. Among other things, the Application asks the Court to close the chapter 11 cases; establish a post-closing mechanism with respect to undelivered and uncashed distributions; and, following a final distribution to holders of Class 18 Allowed Claims, authorize the winding-up and dissolution of the Trust, including the making of one or more charitable contributions of remaining Liquidating Trust Assets, if any, and the termination of Kurtzman Carson Consultants LLC as Claims Agent.

The hearing before the Bankruptcy Court for approval of the Application is currently scheduled for December 19, 2019 at 2:00 p.m Eastern Time.

Further information about WMI Liquidating Trust can be found at www.wmitrust.com.

###

Contact

Andrew Siegel / Jed Repko / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449